Exhibit (a)(6)


                           Offer To Purchase for Cash
                          All Outstanding Common Shares

                                       of

                                  M/A/R/C Inc.

                                       at

                              $20.00 Net Per Share

                                       by

                          Armstrong Acquisition Corp.,
                            a wholly-owned subsidiary

                                       of

                               Omnicom Group Inc.


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    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
     CITY TIME, ON MONDAY, NOVEMBER 1, 1999, UNLESS THE OFFER IS EXTENDED.
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                                                                 October 4, 1999

To Participants in the Dividend Reinvestment Plan of M/A/R/C Inc.:

      Enclosed for your consideration are the Offer To Purchase, dated October 4, 1999 (the "Offer To Purchase") and a related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") in connection with the offer by Armstrong Acquisition Corp., a Texas corporation (the "Purchaser") and a wholly-owned subsidiary of Omnicom Group Inc., a New York corporation ("Parent") to purchase all outstanding common shares, par value $1.00 per share (the "Shares"), of M/A/R/C Inc., a Texas corporation (the "Company"), at a price of $20.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

      Harris Trust Company of New York is the holder of record of Shares held on your account as a participant in the Company's Dividend Reinvestment Plan (the "Plan") and is the Administrator of the Plan on behalf of the Company. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held in your Plan account.

      We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held in your Plan account, upon the terms and subject to the conditions set forth in the Offer.

      Please note the following:

           1. The tender price is $20.00 per Share, net to you in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

           2. The Offer is being made for all outstanding Shares.

           3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, November 1, 1999, unless the Offer is extended.

           4. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer at least two-thirds of the Shares outstanding on a fully diluted basis. The Offer is also subject to other terms and conditions contained in the Offer To Purchase. See the Introduction and Sections 1, 14 and 15 of the Offer To Purchase.

           5. Shareholders who tender Shares will not be obligated to pay brokerage fees or commissions, solicitation fees or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.


      If you wish to have us tender any or all of the Shares held in your Plan account, please so instruct us by completing, executing and returning to us the instruction form enclosed with this letter and the Substitute Form W-9 by 12:00 midnight, New York City time, on November 1, unless the Offer is extended. An envelope in which to return your instructions to us is enclosed. If you authorize tender of such Shares, all such Shares will be tendered unless otherwise specified in your instructions. Your authorization should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

      The Offer is not being made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

      In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.



                                                Very truly yours,



                                                Harris Trust Company of New York
                                                as Plan Administrator
                                                (212) 701-7624


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

               Instructions with Respect to the Offer To Purchase
                     for Cash All Outstanding Common Shares

                                       of
                                  M/A/R/C Inc.
                                       by
                           Armstrong Acquisition Corp.
                            a wholly owned subsidiary
                                       of
                               Omnicom Group Inc.


      The undersigned acknowledge(s) receipt of your letter and the enclosed Offer To Purchase, dated October 4, 1999, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), in connection with the offer by Armstrong Acquisition Corp., a Texas corporation ("Purchaser") and a wholly owned subsidiary of Omnicom Group Inc., a New York corporation, to purchase all outstanding common Shares, par value $1.00 per share (the "Shares") of M/A/R/C Inc., a Texas corporation (the "Company"). The undersigned understand(s) that the Offer applies to Shares allocated to the account of the undersigned in the Company's Dividend Reinvestment Plan (the "Plan").

      This will instruct you, in your capacity as Administrator of the Plan, to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the Plan account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


Number of Shares to be Tendered: __________________ Shares*


Date: ____________________


* Unless otherwise indicated, it will be assumed that all Shares in your Plan account are to be tendered.

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                                    SIGN HERE

Signature(s): __________________________________________________________________

________________________________________________________________________________

Please type or print name(s)____________________________________________________


Please type or print address____________________________________________________

Area Code and Telephone Number__________________________________________________

Taxpayer Identification or Social Security Number_______________________________

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

                PAYER'S NAME: HARRIS TRUST COMPANY OF NEW YORK

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
-----------------------------------------------------------------------------------------------------------------
SUBSTITUTE                       Part 1) PLEASE PROVIDE YOUR TIN IN          Social Security Number or
Form W-9                         THE BOX AT RIGHT AND CERTIFY BY                Employer ID Number
                                 SIGNING AND DATING BELOW.
                                 --------------------------------------------------------------------------------
Department of the
Treasury Internal                PART 2) -- Certifications)Under penalties of perjury, I certify that:
Revenue Service                  (1)  The number shown on this form is my correct Taxpayer  Identification Number
                                      (or I am waiting  for a number to be issued to me and have  checked the box in Part 3) and
Payor's Request for Taxpayer     (2)  I am not subject to backup withholding because: (a) I am exempt from backup
Identification Number ("TIN")         withholding,  or (b) I have  not  been  notified  by the  Internal  Revenue
                                      Service (the "IRS") that I am subject to backup  withholding as a result of a failure to report all interest or dividends,  or (c) the IRS has notified me that I am no longer subject to backup withholding.

                                 Certification  Instructions)  You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting  interest or dividends on your tax return.  However,  if after being  notified  by the IRS that you were  subject  to  backup  withholding  you received  another  notification  from the IRS that you are no longer  subject to backup withholding, do not cross out such item (2).
                                 --------------------------------------------------------------------------------

                                                                                  Part 3
                                 Signature: ___________________Date: _________    Awaiting TIN
                                                                                                   |_|
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

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP  WITHHOLDING
      OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

               YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
                CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

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             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

      I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable payments made to me will be withheld, but that such amounts will be refunded to me if I then provide a Taxpayer Identification Number within sixty (60) days.


Signature: _________________________________________  Date: ____________________

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